Exhibit 99.2

Report of Independent Certified Public Accountants

Stockholders and Directors

Evenstar, Inc.

We have audited the accompanying balance sheet of Evenstar, Inc. as of December 31, 2002 and 2003 and March 12, 2004 and the related statements of operations, shareholders’ deficit, and cash flows for the years ended December 31, 2002 and 2003 and the year-to-date period ended March 12, 2004. These financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Evenstar, Inc. as of December 31, 2002 and 2003 and March 12, 2004 and the results of their operations and their cash flows for the years ended December 31, 2002 and 2003 and the year-to-date period ended March 12, 2004 in conformity with generally accepted accounting principles in the United States.

Weaver & Martin, LLC

Kansas City, Missouri

April 30, 2004

Evenstar, Inc.

Balance Sheet

	March 12, 2004	December 31, 2003	December 31, 2002

Assets
Current assets:
Cash	$22	$255	$3,103
Total current assets	22	255	3,103

Other assets
Patent	12,498	12,448	2,021
Total other assets	12,498	12,448	2,021
	$12,520	$12,703	$5,124

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of notes payable	$—	$5,000	$5,000
Accounts payable	—	5,582	—
Total current liabilities	—	10,582	5,000

Commitments and contingencies:
Shareholders' equity (deficit):
Common stock, no par; 1000 shares authorized; 100 shares issued at December 31, 2002, and 2003, and March 12, 2004	—	—	—
Additional paid in capital	14,853	3,997	1,497
Retained earnings (deficit)	(2,333)	(1,876)	(1,373)
Total shareholders' equity	12,520	2,121	124
	$12,520	$12,703	$5,124

The accompanying notes are an integral part of these financial statements.

Evenstar, Inc.

Statement Of Operations

	January 1, 2004 through March 12, 2004	Year ended December 31,
		2003	2002

Revenue	$—	$—	$—

Cost of sales	—	—	—

Gross profit	—	—	—

General and administrative expenses	475	513	9,604

Loss from operations	(475)	(513)	(9,604)

Other income (expense):
Interest income	18	10	9
	18	10	9

Loss before income tax	(457)	(503)	(9,595)

Income tax provision	—	—	—
Net loss	(457)	(503)	(9,595)

The accompanying notes are an integral part of these financial statements.

Evenstar, Inc.

Statement Of Shareholders' Equity ( Deficit)

	Common Stock, no par		Additional Paid in Capital	Retained Deficit	Total
	Shares	Amount

Balance, January 1, 2002	100	$—	$497	$8,222	$8,719

Net loss for the year	—	—	—	(9,595)	(9,595)
Contributions to capital	—	—	1,000	—	1,000
Balance, December 31, 2002	100	—	1,497	(1,373)	124

Net loss for the year	—	—	—	(503)	(503)
Contributions to capital	—	—	2,500	—	2,500
Balance, December 31, 2003	100	$—	$3,997	$(1,876)	$2,121

Net loss for period ended March 12, 2004	—	—	—	(457)	(457)
Contributions to capital	—	—	10,856	—	10,856
Balance, March 12, 2004	100	—	14,853	(1,876)	12,977

The accompanying notes are an integral part of these financial statements.

Evenstar, Inc.

Statement Of Cash Flows

	January 1, 2004 through March 12, 2004	Year ended December 31,
		2003	2002

Operating activities:
Net loss	$(457)	$(503)	$(9,595)
Change in assets and liabilities—
Increase in Patents	(50)	(10,427)	(2,021)
Decrease in other intangibles	—	—	8,219
Decrease (increase) in accounts payable	(5,582)	5,582	—
Cash used in operating activities	(6,089)	(5,348)	(3,397)

Financing activities:
Note payable borrowings, net	(5,000)	—	4,940
Proceeds from capital contributions	10,856	2,500	1,000
Cash provided by financing activities	5,856	2,500	5,940

Increase (decrease) in cash	(233)	(2,848)	2,543
Cash, beginning of period	255	3,103	560

Cash, end of period	$22	$255	$3,103

The accompanying notes are an integral part of these financial statements.

Evenstar, Inc.

Notes to Financial Statements

1.

Significant Accounting Policies

Nature of Operations:

Evenstar, Inc was formed in 1986 to do consulting work. It has developed a patent involving electronic amplification.

Concentration of Credit Risk:

The Company’s financial instrument that is exposed to concentrations of credit risk consists primarily of cash.

Research and Development:

Research and development costs relating to both present and future products are expensed when incurred and included in operating expenses.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and notes. Actual results could differ from those estimates, but management does not believe such differences will materially affect the Company’s financial position, results of operations, or cash flows.

Cash Equivalents:

The Company’s cash equivalents consist principally of any financial instruments with maturities of generally three months or less and cash investments. The carrying values of these assets approximate their fair market values.

Goodwill and Other Intangible Assets:

Goodwill and indefinite life intangible assets are recorded at fair value and not amortized, but are reviewed for impairment at least annually or more frequently if impairment indicators arise, as required by SFAS No. 142. As of December 31, 2002, December 31, 2003, and March 12, 2004, the Company had capitalized costs relating to a patent of $2,021, $12,448, and $12,498, respectively.

Financial Instruments:

The carrying value of the Company's cash and accounts payable approximate fair value because of the short-term maturity of these instruments. Fair values are based on quoted market prices and assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of perceived risk. Based upon borrowing rates currently available to the Company with similar terms, the carrying value of notes payable approximates fair value.

Recently Issued Accounting Standards:

In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51" (the Interpretation). The Interpretation requires the consolidation of variable interest entities in which an enterprise absorbs a majority of the entity's expected losses, receives a majority of the entity's expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity. Currently, entities are generally consolidated by an enterprise that has a controlling financial interest through ownership of a majority voting interest in the entity. The Interpretation was originally immediately effective

Evenstar, Inc.

Notes to Financial Statements

for variable interest entities created after January 31, 2003, and effective in the fourth quarter of the Company's fiscal 2003 for those created prior to February 1, 2003. However, in October 2003, the FASB deferred the effective date for those variable interest entities created prior to February 1, 2003, until the Company's first quarter of fiscal 2004. The Company has substantially completed the process of evaluating the Interpretation and believes its adoption will not have a material impact on its financial position or results of operations.

In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS No. 149). SFAS No. 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The standard is effective for contracts entered onto or modified after June 30, 2003, and for hedging relationships designed after June 30, 2003. The Company's adoption of SFAS No. 149 did not have a material impact on its financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity" (SFAS No. 150). SFAS No. 150 establishes how an issuer classifies and measures certain freestanding financial instruments with characteristics of liabilities and equity and requires that such instruments be classified as liabilities. The standard is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective in the fourth quarter of the Company's fiscal 2003. The Company's adoption of SFAS No. 150 did not have material impact on its financial position or results of operation.

Income Taxes:

Amounts provided for income tax expense are based on income reported for financial statement purpose and do not necessarily represent amounts currently payable under tax laws. Deferred taxes, which arise principally from temporary differences between the period in which certain income and expense items are recognized for financial reporting purposes and the period in which they affect taxable income, are included in the amounts provided for income taxes. Under this method, the computation of deferred tax assets and liabilities give recognition to the enacted tax rates in effect in the year the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to amounts that the Company expects to realize. There were no deferred taxes at December 31, 2002, 2003, or March 12, 2004.

Reclassifications

Certain amounts in the financial statements for the prior period have been reclassified to conform to the current period's presentation.

Evenstar, Inc.

Notes to Financial Statements

2.

Notes payable

Note payable at December 31, 2002 and 2003 of $5,000 consisted of a non-interest bearing note from an individual. The loan was paid off in February of 2004. There was no interest expense related to the note for the years ended December 31, 2002 and 2003, and the year-to-date period ended March 12, 2004.

3.

Stockholders’ Equity

Shareholders of the Company contributed $1,000 to equity in the year ended December 31, 2002, $2,500 in the year ended December 31, 2003 and $10,856 in the year-to-date period ended March 12, 2004.